Exhibit 4.3

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made as of April 20, 2015, by and among MyoKardia, Inc., a Delaware corporation (the “Company”), and the parties listed on the signature pages hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Investors’ Rights Agreement, dated as of April 20, 2015, by and among the Company and the parties named therein (the “Agreement”).

WHEREAS, pursuant to the terms of the Purchase Agreement, the Strategic Investor may, at its option, purchase certain shares of Series B Preferred Stock in accordance with the terms of the Purchase Agreement (the “Strategic Investor Investment”);

WHEREAS, pursuant to Section 6.6 of the Agreement, and subject to the qualifications set forth therein, the Agreement may be amended by a written instrument executed by (i) the Company and (ii) the holders of at least a majority of the Registrable Securities then held by the Investors; and

WHEREAS, any such amendment so effected shall be binding on all Parties, even if they do not execute such consent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. The defined term “Major Investor” is hereby deleted in its entirety from Section 1.18 of the Agreement and replaced with the following: “1.18 Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization); provided, however, that the Strategic Investor shall only be deemed a Major Investor for purposes of Section 4 of this Agreement so long as (x) the Strategic Investor (together with its Affiliates) holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), (y) the Collaboration Agreement remains in full force and effect and (z) for any offering of New Securities after December 31, 2016, the Strategic Investor (or any of its Affiliates) shall have taken all actions required under Section 9.3(a) of the Collaboration Agreement on or before January 31, 2017 (the conditions in clauses (x), (y) and (z) of the foregoing, the “Strategic Investor Conditions”). For the avoidance of doubt, (A) if the Strategic Investor Conditions are not satisfied, the Strategic Investor shall not be deemed a Major Investor solely for purposes of Section 4 of this Agreement and (B) clause (z) shall only be a Strategic Investor Condition following December 31, 2016.”

2. Section 4.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following: “By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Stock, Series A-1 Preferred Stock or Series B Preferred Stock and any other Derivative Securities (excluding Specified Preferred Stock) then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors, which is equal to the proportion that the Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock and any other Derivative Securities (excluding Specified Preferred Stock) then held, by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock and any other Derivative Securities (excluding Specified Preferred Stock) then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of one hundred twenty (120) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).”

3. The Agreement is hereby amended to add a new Section 4.3 as follows: “4.3 Strategic Investor Limitation. The Investors and the Company hereby agree that if the Strategic Investor exercises its right to participate in a financing of the Company as contemplated in Section 9.3 of the Collaboration Agreement, then for such financing, such participation rights will be in lieu of the Strategic Investor’s participation rights in an offer of New Securities as contemplated by this Section 4, and the Strategic Investor shall not be considered a Major Investor under this Section 4 solely for purposes of such financing.”

4. This Amendment shall become effective upon the consummation of the Strategic Investor Investment. If the Strategic Investor Investment is not consummated on or prior to the Strategic Investor Outside Date (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement, this Amendment shall be void ab initio and the Agreement shall remain in full force and effect without the amendments contemplated herein.

5. Except as expressly amended herein, the Agreement shall remain in full force and effect.

6. This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Sections 6.1, 6.5, 6.7, 6.8, 6.10 and 6.11 of the Agreement are hereby incorporated by reference (mutatis mutandis) as if set forth herein

[Remainder of Page Intentionally Left Blank].

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MYOKARDIA, INC.

By:	/s/ T. Anastasios Gianakakos
Name: T. Anastasios Gianakakos
Title: President and Chief Executive Officer

INVESTOR:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Authorized Signatory

Address:

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

INVESTOR:

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Authorized Signatory

Address:
Brown Brothers Harriman & Co. 525 Washington Blvd Jersey City NJ 07310 Attn: Michael Lerman 15th Floor Corporate Actions Email: michael.lerman@bbh.com Fax number: 617 772-2418

INVESTOR:

THIRD ROCK VENTURES II, L.P.

By: Third Rock Ventures GP II, L.P., its general partner
By: TRV GP II, LLC, its general partner

	By:	/s/ Kevin Gillis
Name: Kevin Gillis
Title: CFO

Address:		29 Newbury Street; 3rd Floor
Boston, MA 02116
Phone: (617) 585-2000
Fax: (617) 859-2891

INVESTOR:

THIRD ROCK VENTURES III, L.P.

By: Third Rock Ventures GP II, L.P., its general partner
By: TRV GP II, LLC, its general partner

	By:	/s/ Kevin Gillis
Name: Kevin Gillis
Title: CFO

Address:		29 Newbury Street; 3rd Floor
Boston, MA 02116
Phone: (617) 585-2000
Fax: (617) 859-2891

SCHEDULE A

Name and Contact of Investors

THIRD ROCK VENTURES II, L.P.

29 Newbury Street; 3rd Floor

Boston, MA 02116

Phone: (617)585-2000

Fax: (617) 859-2891

http://www.thirdrockventures.com

ALEXANDRIA EQUITIES, LLC,

Alexandria Real Estate Equities, Inc.

385 East Colorado Blvd., Suite 299

Pasadena, CA 91101

Attn: Natasha Moon

Phone: (626) 578-0777, x. 1619

Fax: (626) 578-7252

http:/ /www.are.com

THIRD ROCK VENTURES III, L.P.

29 Newbury Street; 3rd Floor

Boston, MA 02116

Phone: (617)585-2000

Fax: (617) 859-2891

http://www.thirdrockventures.com

AVENTIS INC.

c/o Sanofi S.A.

54 rue La Boetie, 75008 Paris, France

Facsimile: +33 1 53 77 44 53

Attention: Vice President, Legal Operations

BRIDGEBIO LLC

1 Maritime Plaza, Suite 1940

San Francisco, CA 94111

CORMORANT ASSET MANAGEMENT HEALTHCARE MASTER FUND, LP

200 Clarendon Street 52nd Floor

Boston, MA 02116

COWEN MK INVESTMENT LLC

599 Lexington Avenue

New York, NY 10022

Attn: Owen Littman

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

499 Park Avenue, 25th Floor

New York, NY 10022

Attn: James H. Mannix

Phone: (646) 205-5340

Fax: (646) 205-5301

TITAN PERC, LLC

750 Washington Blvd., 10th Floor

Stamford, CT 06901

Attn: Darren Ross

Phone: (203) 327-8650

Email: dross@titanadvisors.com

Fax: (203) 327-8599

Casdin Partners Master Fund LP

1345 Avenue of the Americas, Suite 1140

New York, NY 10019